CHURCHILL TAX-FREE FUND OF KENTUCKY
                                     BY-LAWS

                                    ARTICLE I

                                  SHAREHOLDERS

                  Section 1. Place of Meeting. All meetings of the Shareholders (which term as used herein shall, together with all other terms defined in the Declaration of Trust, have the same meaning as in the Declaration of Trust) shall be held at the principal office of the Fund or at such other place as may from time to time be designated by the Board of Trustees and stated in the notice of meeting.

                  Section 1A. Shareholder Voting. At any meeting of Shareholders, Shareholders are entitled to one (1) vote for each dollar of net asset value (determined as of the record date for the meeting) per Share held (and fractional votes for fractional dollar amounts.)

                  Section 2. Annual Meeting. The annual meeting of the Shareholders of the Fund shall be held on such date and at such time as may be determined by the Board of Trustees and as shall be designated in the notice of meeting for the purpose of electing Trustees until the next annual meeting and for the transaction of such other business as may properly be brought before the meeting.

                  Section 3. Special or Extraordinary Meetings. Special or extraordinary meetings of Shareholders for any purpose or purposes may be called by the Chair of the Board of Trustees, if any, or by the President or by the Board of Trustees and shall be called by the Secretary upon receipt of the request in writing signed by holders of Shares representing not less than one third of the votes eligible to be cast thereat. Such request shall state the purpose or purposes of the proposed meeting.

                  Section 4. Notice of Meetings of Shareholders. Not less than ten days' and not more than ninety days' written or printed notice of every meeting of Shareholders, stating the time and place thereof (and the general nature of the business proposed to be transacted at any special or extraordinary meeting), shall be given to each Shareholder entitled to vote thereat by leaving the same with him or at his residence or usual place of business or by mailing it, postage prepaid and addressed to him at his address as it appears upon the books of the Fund.

                  No notice of the time, place or purpose of any meeting of Shareholders need be given to any Shareholder who attends in person or by proxy or to any Shareholder who, in writing executed and filed with the records of the meeting, either before or after the holding thereof, waives such notice.

                  Section 5. Record Dates. The Board of Trustees may fix, in advance, a date, not exceeding ninety days and not less than ten days preceding the date of any meeting of Shareholders, and not exceeding ninety days preceding any dividend payment date or any date for the allotment of rights, as a record date for the determination of the Shareholders entitled to receive such dividends or rights, as the case may be; and only Shareholders of record on such date shall be entitled to notice of and to vote at such meeting or to receive such dividends or rights, as the case may be.

                  Section 6. Quorum, Adjournment of Meetings. The presence in person or by proxy of the holders of record of outstanding Shares of the Fund representing at least one-third of the votes eligible to be cast thereat shall constitute a quorum at all meetings of Shareholders. If at any meeting of the Shareholders there shall be less than a quorum present, the Shareholders present at such meeting may, without further notice, adjourn the same from time to time until a quorum shall attend, but no business shall be transacted at any such adjourned meeting except such as might have been lawfully transacted had the meeting not been adjourned.

                  Section 7. Voting and Inspectors. At all meetings of Shareholders every Shareholder of record entitled to vote thereat shall be entitled to vote at such meeting either in person or by proxy appointed by such Shareholder or his duly authorized attorney-in-fact.

                  All elections of Trustees shall be had by a plurality of the votes cast and all questions shall be decided by a majority of the votes cast, in each case at a duly constituted meeting, except as otherwise provided in the Declaration of Trust or in these By-Laws or by specific statutory provision superseding the restrictions and limitations contained in the Declaration of Trust or in these By-Laws.

                  At any election of Trustees, the Board of Trustees prior thereto may, or, if they have not so acted, the Chair of the meeting may, and upon the request of the holders of the outstanding Shares of the Fund representing 10% of its net asset value entitled to vote at such election shall, appoint two inspectors of election who shall first subscribe an oath or affirmation to execute faithfully the duties of inspectors at such election with strict impartiality and according to the best of their ability, and shall after the election make a certificate of the result of the vote taken. No candidate for the office of Trustee shall be appointed such Inspector.

                  The Chair of the meeting may cause a vote by ballot to be taken upon any election or matter, and such vote shall be taken upon the request of the holders of the outstanding Shares of the Fund representing 10% of its net asset value entitled to vote on such election or matter.

                  Section 8. Conduct of Shareholders' Meetings. The meetings of the Shareholders shall be presided over by the Chair of the Board of Trustees, if any, or if he shall not be present, by the President, or if he shall not be present, by a Vice-President, or if neither the Chair of the Board of Trustees, the President nor any Vice-President is present, by a Chair to be elected at the meeting. A person who relinguishes the Chair shall not be considered present for purposes of this Section until such time as he or she resumes the Chair. The Secretary of the Fund, if present, shall act as Secretary of such meetings, or if he is not present, an Assistant Secretary shall so act; if neither the Secretary nor an Assistant Secretary is present, then the meeting shall elect its secretary.

                  Section 9. Concerning Validity of Proxies, Ballots, Etc. At every meeting of the Shareholders, all proxies shall be received and taken in charge of and all ballots shall be received and canvassed by the secretary of the meeting, who shall decide all questions touching the qualification of voters, the validity of the proxies, and the acceptance or rejection of votes, unless inspectors of election shall have been appointed as provided in Section 7, in which event such inspectors of election shall decide all such questions.

                                   ARTICLE II
                                BOARD OF TRUSTEES

                  Section 1. Number and Tenure of Office. The business and property of the Fund shall be conducted and managed by a Board of Trustees consisting of the number of initial Trustees, which number may be increased or decreased as provided in Section 2 of this Article. Each Trustee shall, except as otherwise provided herein, hold office until the annual meeting of Shareholders of the Fund next succeeding his election or until his successor is duly elected and qualifies. Trustees need not be Shareholders.

                  Section 2. Increase or Decrease in Number of Trustees; Removal. The Board of Trustees, by the vote of a majority of the entire Board, may increase the number of Trustees to a number not exceeding fifteen, and may elect Trustees to fill the vacancies created by any such increase in the number of Trustees until the next annual meeting or until their successors are duly elected and qualify; the Board of Trustees, by the vote of a majority of the entire Board, may likewise decrease the number of Trustees to a number not less than two but the tenure of office of any Trustee shall not be affected by any such decrease. Vacancies occurring other than by reason of any such increase shall be filled as provided for a Massachusetts business corporation. In the event that after proxy material has been printed for a meeting of Shareholders at which Trustees are to be elected any one or more management nominees dies or becomes incapacitated, the authorized number of Trustees shall be automatically reduced by the number of such nominees, unless the Board of Trustees prior to the meeting shall otherwise determine. Any Trustee at any time may be removed either with or without cause by resolution duly adopted by the affirmative votes of the holders of the majority of the Shares of the Fund present in person or by proxy at any meeting of Shareholders at which such vote may be taken, provided that a quorum is present, or by such larger vote as may be required by Massachusetts law. Any Trustee at any time may be removed for cause by resolution duly adopted at any meeting of the Board of Trustees provided that notice thereof is contained in the notice of such meeting and that such resolution is adopted by the vote of at least two thirds of the Trustees whose removal is not proposed. As used herein, "for cause" shall mean any cause which under Massachusetts law would permit the removal of a Trustee of a business trust.

                  Section 3. Place of Meeting. The Trustees may hold their meetings, have one or more offices, and keep the books of the Fund outside Massachusetts, at any office or offices of the Fund or at any other place as they may from time to time by resolution determine, or, in the case of meetings, as they may from time to time by resolution determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.

                  Section 4. Regular Meetings. Regular meetings of the Board of Trustees shall be held at such time and on such notice, if any, as the Trustees may from time to time determine.

                  The annual meeting of the Board of Trustees shall be held as soon as practicable after the annual meeting of the Shareholders for the election of Trustees.

                  Section 5. Special Meetings. Special meetings of the Board of Trustees may be held from time to time upon call of the Chair of the Board of Trustees, if any, the President or two or more of the Trustees, by oral or telegraphic or written notice duly served on or sent or mailed to each Trustee not less than one day before such meeting. No notice need be given to any Trustee who attends in person or to any Trustee who, in writing executed and filed with the records of the meeting either before or after the holding thereof, waives such notice. Such notice or waiver of notice need not state the purpose or purposes of such meeting.

                  Section 6. Quorum. One-third of the Trustees then in office shall constitute a quorum for the transaction of business, provided that a quorum shall in no case be less than two Trustees. If at any meeting of the Board there shall be less than a quorum present (in person or by open telephone line, to the extent permitted by the 1940 Act), a majority of those present may adjourn the meeting from time to time until a quorum shall have been obtained. The act of the majority of the Trustees present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by statute, by the Declaration of Trust or by these By-Laws.

                  Section 7. Executive Committee. The Board of Trustees may, by the affirmative vote of a majority of the entire Board, elect from the Trustees an Executive Committee to consist of such number of Trustees as the Board may from time to time determine. The Board of Trustees by such affirmative vote shall have power at any time to change the members of such Committee and may fill vacancies in the Committee by election from the Trustees. When the Board of Trustees is not in session, the Executive Committee shall have and may exercise any or all of the powers of the Board of Trustees in the management of the business and affairs of the Fund (including the power to authorize the seal of the Fund to be affixed to all papers which may require it) except as provided by law and except the power to increase or decrease the size of, or fill vacancies on the Board. The Executive Committee may fix its own rules of procedure, and may meet, when and as provided by such rules or by resolution of the Board of Trustees, but in every case the presence of a majority shall be necessary to constitute a quorum. In the absence of any member of the Executive Committee the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the Board of Trustees to act in the place of such absent member.

                  Section 8. Other Committees. The Board of Trustees, by the affirmative vote of a majority of the entire Board, may appoint other committees which shall in each case consist of such number of members (not less than two) and shall have and may exercise such powers as the Board may determine in the resolution appointing them. A majority of all members of any such committee may determine its action, and fix the time and place of its meetings, unless the Board of Trustees shall otherwise provide. The Board of Trustees shall have power at any time to change the members and powers of any such committee, to fill vacancies, and to discharge any such committee.

                  Section 9. Informal Action by and Telephone Meetings of Trustees and Committees. Any action required or permitted to be taken at any meeting of the Board of Trustees or any committee thereof may be taken without a meeting, if a written consent to such action is signed by all members of the Board, or of such committee, as the case may be. Trustees or members of a committee of the Board of Trustees may participate in a meeting by means of a conference telephone or similar communications equipment; such participation shall, except as otherwise required by the 1940 Act, have the same effect as presence in person.

                  Section 10. Compensation of Trustees. Trustees shall be entitled to receive such compensation from the Fund for their services as may from time to time be voted by the Board of Trustees.

                  Section 11. Dividends. Dividends or distributions payable on the Shares may, but need not be, declared by specific resolution of the Board as to each dividend or distribution; in lieu of such specific resolutions, the Board may, by general resolution, determine the method of computation thereof, the method of determining the Shareholders to which they are payable and the methods of determining whether and to which Shareholders they are to be paid in cash or in additional Shares.

                                   ARTICLE III
                                    OFFICERS

                  Section 1. Executive Officers. The executive officers of the Fund shall be chosen by the Board of Trustees as soon as may be practicable after the annual meeting of the Shareholders. These may include a Chair of the Board of Trustees, and shall include a President, one or more Vice-Presidents (the number thereof to be determined by the Board of Trustees), a Secretary and a Treasurer. The Chair of the Board of Trustees, if any, and the President may, but need not be, selected from among the Trustees. The Board of Trustees may also in its discretion appoint Assistant Secretaries, Assistant Treasurers, and other officers, agents and employees, who shall have such authority and perform such duties as the Board or the Executive Committee may determine. The Board of Trustees may fill any vacancy which may occur in any office. Any two offices, except those of President and Vice-President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law or these By-Laws to be executed, acknowledged or verified by two or more officers. At any time when a person other than an interested person of the Fund under the Investment Company Act of 1940 holds the position of Chair of the Board of Trustees, that person shall not be considered an executive officer and the position shall be a Board position only.

                  Section 2. Term of Office. The term of office of all officers shall be one year and until their respective successors are chosen and qualify; however, any officer may be removed from office at any time with or without cause by the vote of a majority of the entire Board of Trustees.

                  Section 3. Powers and Duties. The officers of the Fund shall have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as may from time to time be conferred by the Board of Trustees or the Executive Committee.

                                   ARTICLE IV
                                     SHARES

                  Section 1. Certificates of Shares. Each Shareholder of the Fund may be issued a certificate or certificates for his Shares in such form as the Board of Trustees may from time to time prescribe, but only if and to the extent and on the conditions prescribed by the Board.

                  Section 2. Transfer of Shares. Shares shall be transferable on the books of the Fund by the holder thereof in person or by his duly authorized attorney or legal representative, upon surrender and cancellation of certificates, if any, for the same number of Shares, duly endorsed or accompanied by proper instruments of assignment and transfer, with such proof of the authenticity of the signature as the Fund or its agent may reasonably require; in the case of Shares not represented by certificates, the same or similar requirements may be imposed by the Board of Trustees.

                  Section 3. Stock Ledgers. The stock ledgers of the Fund, containing the name and address of the Shareholders and the number of Shares held by them respectively, shall be kept at the principal offices of the Fund or, if the Fund employs a transfer agent, at the offices of the transfer agent of the Fund.
                  Section 4. Lost, Stolen or Destroyed Certificates. The Board of Trustees may determine the conditions upon which a new certificate may be issued in place of a certificate which is alleged to have been lost, stolen or destroyed; and may, in their discretion, require the owner of such certificate or his legal representative to give bond, with sufficient surety to the Fund and the transfer agent, if any, to indemnify it and such transfer agent against any and all loss or claims which may arise by reason of the issue of a new certificate in the place of the one so lost, stolen or destroyed.

                                    ARTICLE V
                                      SEAL

     The Board of Trustees shall provide a suitable seal of the Fund, in such form and bearing such inscriptions as it may determine.

                                   ARTICLE VI
                                   FISCAL YEAR

         The fiscal year of the Fund shall be fixed by the Board of Trustees.

                                   ARTICLE VII
                              AMENDMENT OF BY-LAWS

                  The By-Laws of the Fund may be altered, amended, added to or repealed by the Shareholders or by majority vote of the entire Board of Trustees, but any such alteration, amendment, addition or repeal of the By-Laws by action of the Board of Trustees may be altered or repealed by the Shareholders.